                           STATE OF DELAWARE

                   OFFICE OF THE SECRETARY OF STATE         PAGE 1
                    ____________________________

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE,
DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "EAGLE-PICHER HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 1998, AT 10:31 O'CLOCK A.M.





                                    [SEAL]   /s/ EDWARD J. FREEL
                                             ___________________________________
2829148   8100                               EDWARD J. FREEL, SECRETARY OF STATE

981068761                                    AUTHENTICATION: 8934598
                                                       DATE: 02-23-98

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
              AND RIGHTS OF 11 3/4% SERIES A CUMULATIVE REDEEMABLE
                          EXCHANGEABLE PREFERRED STOCK
                   AND 11 3/4% SERIES B CUMULATIVE REDEEMABLE
                          EXCHANGEABLE PREFERRED STOCK

                                       of

                           EAGLE-PICHER HOLDINGS, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

         We, the undersigned, Joel P. Wyler, Chairman and President, and Peter
J. Ph. Kortenhorst, Vice President, Secretary and Treasurer, of Eagle-Picher Holdings, Inc., a Delaware corporation (hereinafter called the "CORPORATION"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (the "CERTIFICATE OF INCORPORATION"), the Board of Directors duly adopted the following resolutions:

         RESOLVED, that, pursuant to Article 4 of the Certificate of Incorporation (which authorizes 50,000 shares of preferred stock, $.01 par value per share (the "PREFERRED STOCK")), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of two series of Preferred Stock.

         RESOLVED, that each share of each such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

           1. Number and Designation. 14,191 shares of the Preferred Stock of the Corporation shall be designated as the "11 3/4% Series A Cumulative Redeemable Exchangeable Preferred Stock" (the "SERIES A SENIOR PREFERRED STOCK") and 14,191 shares of the Preferred Stock of the Corporation shall be designated as the "11 3/4% Series B Cumulative Redeemable Exchangeable Preferred Stock" (the









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



"SERIES B SENIOR PREFERRED STOCK" and, together with the Series A Senior Preferred Stock, the "SENIOR PREFERRED STOCK") .

           2. Rank. The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank (i) senior to all classes of the Corporation's common stock, par value $.01 per share (the "COMMON STOCK"), and each other class of capital stock or series of Preferred Stock the terms of which do not expressly provide that it ranks on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation and (ii) on a parity with any class of capital stock or series of Preferred Stock the terms of which expressly provide that such class or series will rank on a parity with the Senior Preferred Stock as to any dividend distributions or distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "PARITY SECURITIES"). The Senior Preferred Stock shall be subject to the creation of Eligible Junior Securities. The Series A Senior Preferred Stock and the Series B Senior Preferred Stock shall rank on a parity with each other as to dividend distributions or distributions upon liquidation, winding-up and dissolution of the Corporation.

           3. Dividends. (a) From and after March 1, 2003, the Holders of shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at a rate per annum equal to 11.75% of the Liquidation Preference per share of Senior Preferred Stock. Such dividends shall be payable in arrears in equal amounts semi-annually on March 1 and September 1 of each year (unless such day is not a Business Day, in which event on the next succeeding Business Day), commencing September 1, 2003 (each of such dates being a "DIVIDEND PAYMENT DATE" and each such semi-annual period being a "DIVIDEND PERIOD"). Such dividends shall be cumulative on a daily basis from March 1, 2003, whether or not earned or declared and whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends. Notwithstanding the foregoing, nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to pay or set apart for payment any dividends on shares of the Senior Preferred Stock at any time.

          (b) Each dividend payment pursuant to paragraph 3(a) shall be payable to the Holders of record of shares of the Senior Preferred Stock as they appear on the stock register of the Corporation at the close of business on such record dates, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods and dividends in connection with any (i) redemption or



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exchange pursuant to paragraph 5, 6 or 7 or (ii) Change of Control Offer or Net
Proceeds Offer may be declared and paid at any time, without reference to any Dividend Payment Date, to Holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. Dividends shall cease to accumulate in respect of shares of the Senior Preferred Stock on the Exchange Date or on the date of their earlier redemption or purchase except to the extent that the Corporation shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures in respect of the Senior Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price or purchase price on the date fixed for redemption or purchase. Each dividend payment shall be paid pro rata to the Holders of Senior Preferred Stock entitled thereto.

          (c) The amount of dividends payable for each full Dividend Period for the Senior Preferred Stock shall be computed by dividing the annual dividend rate by two. The amount of dividends payable for any period shorter or longer than a full Dividend Period, on the Senior Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Senior Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Senior Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Senior Preferred Stock that may be in arrears. In no event shall any dividend be declared or paid prior to September 1, 2003.

          (d) So long as any shares of the Senior Preferred Stock remain outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Senior Preferred Stock and all dividends declared upon any Parity Security shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Senior Preferred Stock and accumulated and unpaid on such Parity Security.

          (e) So long as any shares of the Senior Preferred Stock remain outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution

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




declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "JUNIOR SECURITIES DISTRIBUTION") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Senior Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Senior Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Senior Preferred Stock and the current dividend period with respect to such Parity Securities.

           4. Liquidation Preference. (a) The liquidation preference of Senior Preferred Stock shall initially be $5,637.70 per share. Subject to any Special Accretion, the liquidation preference per share of Senior Preferred Stock will accrete from February 24, 1998 to March 1, 2003, on a daily basis, at the rate of 11.75% per annum (the "ACCRETION RATE"), and will be compounded semi-annually on March 1 and September 1 of each year, commencing on March 1, 1998 (each of the Issue Date and each such semi-annual date, an "ACCRETION DATE"). As used herein, the "APPLICABLE ACCRETION RATE" for any period of determination means an accretion rate equal to the sum of (x) the Accretion Rate during such period determined without regard to any Special Accretion and (y) any increase in the Accretion Rate during such period as a result of any Special Accretion, pro rated for the number of days during such period with respect to which such Special Accretion applied. The liquidation preference per share of Senior Preferred Stock on any date of determination (such amount, the "LIQUIDATION PREFERENCE") will be calculated in accordance with the following provisions:

            (i) The Liquidation Preference on the Issue Date will be equal to $5,637.70.

           (ii) The Liquidation Preference on any Accretion Date will be equal the sum of (x) the Liquidation Preference on the next preceding Accretion Date and (y) an amount equal to the product of (1) the Liquidation Preference on the next preceding Accretion Date and (2) the Applicable Accretion Rate for the period from the next preceding Accretion Date to such Accretion Date and (3) a fraction, the numerator of which is 180 and the denominator of which is 360.

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           (iii) The Liquidation Preference on any date between two Accretion
         Dates will be equal the sum of (x) the Liquidation Preference on the next preceding Accretion Date and (y) an amount equal to the product of
         (1) the Liquidation Preference on the next preceding Accretion Date and
         (2) the Applicable Accretion Rate for the period from the next preceding Accretion Date to such date of determination and (3) a fraction, the numerator of which is the number of days elapsed from the next preceding Accretion Date (determined on the basis of a 360-day year of twelve 30-day months) and the denominator of which is 360.

           (iv) The Liquidation Preference on March 1, 2003 or any date thereafter will be equal to $10,000 per share (or such higher amount as may result from any Special Accretion).

          (b) If one or more Registration Defaults shall have occurred and be continuing, the Accretion Rate on the Liquidation Preference per share of Senior Preferred Stock shall be increased, from and including the date on which the first such Registration Default shall have occurred to but excluding the date on which all such Registration Defaults shall have been cured, by 0.25% per annum during the 90-day period immediately following the occurrence of the first such Registration Default and by 0.25% per annum at the end of each subsequent 90-day period (the "SPECIAL ACCRETION"); provided that the Accretion Rate will in no event be increased by more than 1.5% per annum in the aggregate as a result of any Registration Default or Defaults. Following the cure of all Registration Defaults, the Special Accretion provided by this subparagraph shall cease and the Liquidation Preference shall accrete at the Accretion Rate specified above.

          (c) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the Holders of shares of Senior Preferred Stock shall be entitled to receive the Liquidation Preference per share of Senior Preferred Stock plus an amount equal to all premium, if any, and dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such Holders (including an amount equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the date fixed for liquidation, dissolution or winding up); but such Holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the Holders of the shares of Senior Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Senior Preferred Stock and any such

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other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Senior Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph 4(c), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation.

          (d) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the Holders of the Senior Preferred Stock, as provided in this paragraph 4, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Senior Preferred Stock shall not be entitled to share therein.

           5. Optional Redemption. (a) On or after March 1, 2003, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option, in the manner provided in paragraph 8, shares of Senior Preferred Stock, at any time in whole or from time to time in part, at the following redemption prices per share in cash (in each case expressed as a percentage of the Adjusted Liquidation Preference per share at the time of such redemption thereof), together with accrued and unpaid dividends and Special Accretion Amount thereon, if any, to the date fixed for redemption (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the date of redemption), if redeemed during the 12-month period beginning on March 1 of each of the years set forth below:



Year                                                                              Percentage
----                                                                              ----------
2003.............................................................................. 105.875%
2004...............................................................................103.917%
2005...............................................................................101.958%
2006 and thereafter................................................................100.000%.

Notwithstanding the foregoing, no partial optional redemption pursuant to this paragraph (5)(a) shall be authorized or made unless prior thereto full cumulative dividends (whether or not declared) on all shares of Senior Preferred Stock shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the date of redemption.

          (b) In addition, at any time prior to March 1, 2001, to the extent the

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

Corporation shall have funds legally available for such payment, the Corporation may redeem, in the manner provided in paragraph 8, up to 35% of the shares of Senior Preferred Stock outstanding on the Issue Date out of the proceeds of one or more Equity Offerings at a redemption price equal to 111.75% of the Adjusted Liquidation Preference thereof at such time of redemption, together with any Special Accretion Amount thereon to the date fixed for redemption; provided that
(i) at least $50,000,000 aggregate amount of Adjusted Liquidation Preference of the Senior Preferred Stock shall remain outstanding after each such redemption and (ii) such redemption shall occur within 60 days of the date of the closing of any such Equity Offering.

          (c) In the event that fewer than all the outstanding shares of Senior Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata (with any fractional shares being rounded to the nearest whole share) as may be determined by the Board of Directors; provided that the Corporation may redeem such shares of Senior Preferred Stock held by any Holders of fewer than ten shares (or shares held by Holders who would hold less than ten shares as a result of such redemption) without regard to any pro rata redemption requirement.

           6. Mandatory Redemption. (a) To the extent the Corporation shall have funds legally available for such payment, on the earlier of (A) March 1, 2008, if any shares of the Senior Preferred Stock shall then be outstanding, and (B) the making of a Mandatory Redemption Demand upon the occurrence of a Matured Mandatory Redemption Event, the Corporation shall redeem in cash, in the manner provided in paragraph 8, all outstanding shares of the Senior Preferred Stock at a redemption price equal to the Liquidation Preference per share of Senior Preferred Stock at the time of such redemption thereof, together with accrued and unpaid dividends thereon to such date (including an amount equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the date of redemption).

          (b) For purposes hereof, a "MATURED MANDATORY REDEMPTION EVENT" shall mean any of the following:

           (i) failure by the Corporation to pay dividends on any of the Senior Preferred Stock when provided to be declared and paid, and the continuance of any such failure for 30 days, regardless of whether the Corporation shall have funds legally available for such payment;

           (ii) failure by the Corporation to pay the Liquidation Preference or premium, if any, on any of the Senior Preferred Stock when provided to


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

         be paid, whether at the stated redemption date or upon a mandatory redemption or otherwise, regardless of whether the Corporation shall have funds legally available for such payment;

           (iii) the occurrence of any Early Mandatory Redemption Event specified in paragraph 11(h) or failure by the Corporation to comply with its obligations to make a Change of Control Offer or a Net Proceeds Offer, respectively, regardless of whether the Corporation shall have funds legally available for such payment;

           (iv) the occurrence of any other Early Mandatory Redemption Event (other than those covered by clause (iii)), or the failure by the Corporation to comply with any covenant in this Certificate of Designations, and in either case the continuance of such occurrence or failure for 60 days after notice of such occurrence or failure has been given to the Corporation by the Transfer Agent or by the Holders of at least 25% of the aggregate Liquidation Preference of the Senior Preferred Stock then outstanding;

           (v) failure by any of the Corporation, EPI or any of its Restricted Subsidiaries to make any payment when due at final maturity after the expiration of any applicable grace period in respect of any Indebtedness of the Corporation, EPI or any of such Restricted Subsidiaries, or the acceleration of the maturity of such Indebtedness by the holders thereof because of a default, with an aggregate outstanding principal amount for all such Indebtedness under this clause (v) of $10,000,000 or more (but excluding in any event any such Indebtedness that is paid when so due after expiration of any applicable grace period, or upon acceleration of the maturity thereof, pursuant to any letter of credit);

           (vi) one or more final, non-appealable judgments or orders that exceed $10,000,000 in the aggregate for the payment of money have been entered by a court or courts of competent jurisdiction against the Corporation, EPI or any Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; and

           (vii) if under any Bankruptcy Law, (A) the Corporation, EPI or any Significant Subsidiary commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree, and such


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         order or decree remains unstated and in effect for 60
         days, for relief against the Corporation, EPI or any Significant Subsidiary in an involuntary case, appoints a Custodian of the Corporation, EPI or any Significant Subsidiary or for all or substantially all of the property of the Corporation, EPI or any Significant Subsidiary, or orders the liquidation of the Corporation, EPI or any Significant Subsidiary.

          (c) If a Matured Mandatory Redemption Event (other than a Matured Mandatory Redemption Event specified in clause (b)(vii) above with respect to the Corporation) shall have occurred and be continuing, either the Transfer Agent or the Holders of at least 25% of the aggregate Liquidation Preference then outstanding, by notice in writing to the Corporation (and to the Transfer Agent if given by Holders of at least 25% of the Liquidation Preference then outstanding), may require the Corporation to redeem (subject to the legal availability of funds therefor) all outstanding shares of the Senior Preferred Stock at a price equal to the then effective Liquidation Preference thereof, plus all accumulated and unpaid dividends, if any, to the date of redemption (including an amount equal to a prorated dividend for the period from the immediately preceding Distribution Date to the date of redemption) (a "MANDATORY REDEMPTION DEMAND"). If a Matured Mandatory Redemption Event specified in clause
(b)(vii) above with respect to the Corporation occurs, a Mandatory Redemption Demand shall be deemed to have occurred automatically without notice to the Corporation or declaration or other act on the part of the Holders of the Senior Preferred Stock or the Transfer Agent, and the Corporation shall redeem all outstanding shares of the Senior Preferred Stock as provided above.

          (d) The Holders of a majority in aggregate Liquidation Preference of the then outstanding Senior Preferred Stock may by notice to the Transfer Agent rescind any Mandatory Redemption Demand and its consequences if the rescission would not conflict with any judgment or decree and if all existing Mandatory Redemption Events (other than any nonpayment of Liquidation Preference of, premium, if any, or dividends on the Senior Preferred Stock which shall have become due by such Mandatory Redemption Demand) shall have been cured or waived.

          (e) If a Mandatory Redemption Event occurs and is continuing and if it is known to the Transfer Agent, the Transfer Agent shall mail to the Holders a notice of the Mandatory Redemption Event within 30 days after the occurrence thereof. Except in the case of a Mandatory Redemption Event in payment of Liquidation Preference of, premium, if any, or dividends on the Senior Preferred Stock (including any failure to redeem Senior Preferred Stock called for redemption or any failure to purchase Senior Preferred Stock that are tendered pursuant to a Change of Control Offer or Net Proceeds Offer and that are required



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to be purchased by the terms of this Certificate), the Transfer Agent may withhold the notice if and so long as a committee of its Trust Officers determines in good faith that withholding such notice is in the Holders' interests.

          (f) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Senior Preferred Stock pursuant to subparagraph (a) above (the "MANDATORY REDEMPTION OBLIGATION"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Senior Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Senior Preferred Stock) or
(ii) in accordance with paragraph 3(e), declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities. Except as expressly provided in this Certificate, the election of directors pursuant to paragraph 10 is the sole remedy for the Corporation's failure to effect the redemption required by this paragraph 6.

          (g) In the case of a Mandatory Redemption Event occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Corporation with the intention of avoiding payment of the premium that the Corporation would have had to pay if the Corporation then had elected to redeem the Senior Preferred Stock under the provisions of paragraph 5, an equivalent premium shall also become and be immediately be paid, to the extent permitted by law, upon the mandatory redemption of the Senior Preferred Stock upon any Mandatory Redemption Demand. If a Mandatory Redemption occurs prior to March 1, 2003 by reason of any willful action (or inaction) by or on behalf of the Corporation with the intention of avoiding the prohibition on optional redemption of the Senior Preferred Stock by the Corporation prior to March 1, 2003, then, upon the mandatory redemption of the Senior Preferred Stock upon any Mandatory Redemption Demand, an additional premium shall also become and be immediately paid, to the extent permitted by law, in an amount equal to 10.0% of the Adjusted Liquidation Preference thereof.

           7. Exchange. (a) Subject to the conditions set forth in paragraph (b) below, commencing March 1, 2003 and on each Dividend Payment Date thereafter, the Senior Preferred Stock shall be exchangeable, in whole and not in part, at the sole option of the Corporation, into the Corporation's 11 3/4% Exchange Debentures due 2008 (the "EXCHANGE DEBENTURES"). The Holders of outstanding


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shares of Senior Preferred Stock shall be entitled to receive in exchange for each share of Senior Preferred Stock to be exchanged by it on the date of exchange (the "EXCHANGE DATE"), a principal amount of Exchange Debentures equal to the Adjusted Liquidation Preference per share of Senior Preferred Stock, plus, with respect to each outstanding fractional share, a ratably proportionate amount thereof, in each case together with an amount in cash equal to all accumulated and unpaid dividends and Special Accretion Amount, if any, on each share to the Exchange Date (including a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Exchange
Date). Upon satisfaction of the conditions set forth in paragraph 7(b), the Corporation shall issue Exchange Debentures in exchange for Senior Preferred Stock, in registered form without coupons, in principal amounts of $10,000 and integral multiples thereof, or such lesser amount to the extent necessary to enable each Holder of Senior Preferred Stock to receive certificates representing the entire amount of Exchange Debentures to which its shares of Senior Preferred Stock entitle it; provided that the Corporation may, at its option, pay cash in lieu of issuing an Exchange Debenture in a principal amount of less than $10,000.

          (b) The right of the Corporation to exchange the Senior Preferred Stock on the Exchange Date is subject to the conditions that, on the Exchange Date, (i) there shall be no contractual impediments to such exchange; (ii) there shall be legally available funds sufficient for such exchange; (iii) (x) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act prior to the Exchange Date and shall continue to be in effect on the Exchange Date or (y) the Corporation shall have obtained a written Opinion of Counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Exchange Debentures pursuant to such exchange made in accordance with such exemption, the holders thereof (assuming such holder is not an Affiliate of the Corporation) shall not be subject to any restrictions imposed by the Securities Act upon the resale thereof and such exemption is relied upon by the Corporation for such exchange; (iv) the Exchange Debentures Indenture and the trustee thereunder shall have been qualified under the Trust Indenture Act;
(v) immediately prior to such exchange, no Matured Mandatory Redemption Event shall have occurred and be continuing and, immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Debentures Indenture) would exist under the Exchange Debentures Indenture; and
(vi) the Corporation shall have delivered a written Opinion of Counsel, dated the Exchange Date, regarding the satisfaction of the conditions set forth in clauses (i) to (iv) above, and an Officer's Certificate, dated the Exchange Date, regarding the satisfaction of the conditions set forth in clause (v) above.


          (c) In accordance with paragraph 8 hereof, the Corporation shall mail to


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the record Holders of Senior Preferred Stock written notice (the "EXCHANGE
NOTICE") of its intention to exchange shares of Senior Preferred Stock held by such Holders, which notice shall comply with the provisions of paragraph 8(a) hereof. On or before the Exchange Date, each Holder of Senior Preferred Stock shall surrender the certificate or certificates representing such shares of Senior Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Corporation shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Senior Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Corporation into Exchange Debentures. The Corporation shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

         If notice has been mailed as aforesaid, and if before the Exchange Date
(1) the Exchange Debentures Indenture shall have been duly executed and delivered by the Corporation to the Exchange Debentures Trustee and (2) all Exchange Debentures necessary for such exchange shall have been duly executed by the Corporation and delivered to the Exchange Debentures Trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then on the Exchange Date, dividends shall cease to accrue on the outstanding shares of Senior Preferred Stock and all of the rights of the Holders of shares of the Senior Preferred Stock as stockholders of the Corporation shall cease (except the right to receive Exchange Debentures, an amount in cash equal to the accrued and unpaid dividends on the Senior Preferred Stock and, if the Corporation so elects, cash in lieu of any Exchange Debentures which is an amount that is not an integral multiple of $10,000), and the Persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered holders of such Exchange Debentures as of the Exchange Date.

           8. Procedure for Redemption or Exchange. (a) In the event the Corporation shall redeem or exchange shares of Senior Preferred Stock pursuant to paragraph 5, 6 or 7, notice of such redemption or exchange shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date or the Exchange Date, as the case may be, to each Holder of record of the shares to be redeemed or exchanged at such Holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption or exchange of any share of Senior Preferred Stock to be redeemed or exchanged except as to the Holder to whom the Corporation has failed to give said notice or except as to the Holder whose notice was defective. Each such notice shall state: (i) the Corporation is

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




exercising its right to redeem or exchange the Senior Preferred Stock pursuant to this Certificate of Designations, (ii) the redemption or exchange date; (iii) in the case of a partial redemption, the number of shares of Senior Preferred Stock to be redeemed and, if fewer than all the shares held by such Holder are to be redeemed, the number of shares to be redeemed from such Holder; (iv) the redemption price or exchange rate; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price or exchange for the Exchange Debentures; (vi) that dividends on the shares of Senior Preferred Stock to be redeemed or exchanged shall cease to accrue on such redemption date or Exchange Date whether or not Certificates for shares of Senior Preferred Stock are surrendered for exchange (unless the Corporation shall default in providing money for the payment of the redemption price or in the delivery of Exchange Debentures, as applicable), and (vii) in the case of an exchange pursuant to paragraph 7, that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not certificates for shares of Senior Preferred Stock are surrendered for exchange (unless the Corporation shall default in the delivery of Exchange Debentures).

          (b) Notice having been mailed as aforesaid, from and after the redemption date or as of the Exchange Date (unless the Corporation shall default in providing money for the payment of the redemption price or in the delivery of Exchange Debentures, as applicable), dividends on the shares of Senior Preferred Stock so called for redemption or exchange shall cease to accrue, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price or the Exchange Debentures and any other amounts payable pursuant to paragraph 5, 6 or 7) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed or exchanged (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such share shall be redeemed or exchanged by the Corporation at the redemption price or exchange rate aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.

            (c) The Corporation shall pay any and all issuance and delivery taxes that may be payable in respect of the issuance or delivery of Exchange Debentures in exchange for shares of Senior Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Exchange Debentures in a name other than that in which the shares of Senior Preferred Stock so exchanged were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

           9. Change of Control. (a) Upon the occurrence of a Change of Control, to the extent that the Corporation shall have funds legally available for such payment, the Corporation shall be obligated to make an offer ("CHANGE OF CONTROL OFFER") to all Holders of Senior Preferred Stock to purchase all outstanding Senior Preferred Stock and shall purchase, on a Business Day not earlier than 30 days or later than 60 days from the date the notice referred to in paragraph (b) is mailed (such purchase date being the "CHANGE OF CONTROL PURCHASE DATE"), all Senior Preferred Stock validly tendered, and not properly withdrawn, pursuant to such Change of Control Offer for a purchase price in cash (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the aggregate Adjusted Liquidation Preference of the Senior Preferred Stock plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends and Special Accretion Amount per share, if any (including an amount in cash equal to a prorated dividend for the period from the immediately proceeding Dividend Payment Date to the Change of Control Purchase Date).

          (b) Within 30 days following any Change of Control, the Corporation shall mail a notice to the Transfer Agent (who shall mail a copy of such notice to each Holder of Senior Preferred Stock) stating: (A) that a Change of Control Offer is being made pursuant to this paragraph (9) and that, to the extent lawful, all shares of Senior Preferred Stock validly tendered and not properly withdrawn shall be accepted for purchase; (B) a description of the transaction or transactions that constitute the Change of Control; (C) the number of shares of Senior Preferred Stock outstanding as of the date of such notice, the Change of Control Purchase Price, the purchase price per share, the expiration date of the Change of Control Offer (which shall be a date no earlier than the date 20 Business Days following the commencement of the Change of Control Offer) and the Change of Control Purchase Date (which shall not be more than five Business Days after the termination of the Change of Control Offer); (D) that any shares of Senior Preferred Stock not validly tendered and any shares of Senior Preferred Stock properly withdrawn shall continue to accrue dividends in accordance with the terms of this Certificate of Designations; (E) that, unless the Corporation defaults in the payment of the Change of Control Purchase Price, all shares of Senior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Purchase Date; and (F) a description of the procedures to be followed by each Holder in order to have its shares of Senior Preferred Stock validly tendered (including that the Holder is to surrender to the Corporation in the manner and at the place designated or places where certificates for shares of Senior Preferred Stock are to be surrendered) and a description of the procedures to be followed by such Holder in order to withdraw tendered shares.

          (c) On the Change of Control Purchase Date, (A) the Corporation shall, to the extent lawful, (1) accept for payment shares of Senior Preferred Stock validly tendered pursuant to the Change of Control Offer, (2) deposit with the Transfer Agent an amount equal to the Change of Control Purchase Price in respect of all shares of Senior Preferred Stock so tendered, (3) deliver or cause to be delivered to the Transfer Agent the Senior Preferred Stock so accepted together with an Officer's Certificate stating the total number of shares of Senior Preferred Stock being purchased by the Corporation, (4) promptly mail to each Holder of shares of Senior Preferred Stock so accepted payment in an amount equal to the purchase price for such shares and (5) arrange to have promptly authenticated and mailed (or cause to be transferred by book entry) to each Holder a new share certificate representing any unpurchased shares of the Senior Preferred Stock represented by the certificate tendered pursuant to the Change of Control Offer, if any, and (B) unless the Corporation defaults in the payment for the shares of Senior Preferred Stock tendered pursuant to the Change of Control Offer, dividends shall cease to accrue with respect to the shares of Senior Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Purchase Date. The Corporation shall publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.

          (d) The Corporation's obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer and purchases the shares of Senior Preferred Stock tendered pursuant to the terms of this paragraph 9. Except as expressly provided in this Certificate, the election of directors pursuant to paragraph 10 is the sole remedy for the Corporation's failure to make or consummate a Change of Control Offer upon the occurrence of a Change of Control. The Corporation shall comply with Rule 14e-1 under the Exchange Act and any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of shares of the Senior Preferred Stock in connection with a Change of Control.

          10. Voting Rights. (a) The Holders of record of shares of Senior Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 10 or as otherwise provided by law.

          (b) If and whenever the Corporation shall have failed to discharge any redemption or repurchase obligation with respect to the Senior Preferred Stock (including without limitation a Mandatory Redemption Demand), whether or not the Corporation is prohibited by law or contract from discharging such obligations (any such event a "VOTING RIGHTS EVENT"), the number of directors then constituting the Board of Directors shall be increased by that number such that, immediately after giving effect to such increase, the Holders of a majority of the then outstanding shares of Senior Preferred Stock, voting as a single class, shall be entitled to elect a majority of the directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the Holders of the Senior Preferred Stock called as hereinafter provided. Whenever the Corporation shall have fulfilled its redemption or repurchase obligation pursuant hereto, then the right of the Holders of the Senior Preferred Stock to elect such a majority of the directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future failure to fulfill any redemption or repurchase obligation pursuant hereto), and the terms of office of all persons elected as directors by the Holders of the Senior Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.

         At any time after such voting power shall have been so vested in the Holders of shares of Senior Preferred Stock, the secretary of the Corporation may, and upon the written request of any Holder of Senior Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the Holders of the Senior Preferred Stock for the election of the majority of the Board of Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the by-laws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any Holder of shares of Senior Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the Holders of the Senior Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining directors elected by the Holders of the Senior Preferred Stock or the successors of such remaining directors, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above. Regardless of the number of the Voting Rights Events, in no event will the Holders of Senior Preferred Stock have the right to elect and have serve more than a majority of the members of the Board of Directors at any time.

         (c) Without the written consent of a majority of the outstanding shares of Senior Preferred Stock or the vote of Holders of a majority of the outstanding shares of Senior Preferred Stock at a meeting of the Holders of Senior Preferred Stock called for such purpose, voting as one class, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designations (by merger or otherwise) so as to adversely affect the specified rights, preferences, privileges or voting rights of the Senior Preferred Stock or issue any additional shares of Senior Preferred Stock (other than the issuance of the Series B Senior Preferred Stock pursuant to the Registration Rights Agreement (the "NEW SHARES")); provided that any such amendment that changes the dividend payable on or the Liquidation Preference of the Senior Preferred Stock shall require the affirmative vote at a meeting of Holders of Senior Preferred Stock called for such purpose or written consent of the Holder of each share of Senior Preferred Stock. Except as set forth above, (i) the issuance of the New Shares and the creation, authorization or issuance of any shares of Eligible Junior Securities, (ii) the decrease in the amount of authorized capital stock of any class of stock of the Corporation, including any Senior Preferred Stock or (iii) the increase in the amount of authorized capital stock of any class of Eligible Junior Securities or the New Shares shall not require the consent of the Holders of the Senior Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of the Senior Preferred Stock.

          (d) Prior to the Exchange Date, the Corporation shall not amend or modify the Exchange Debentures Indenture in the form approved by the Corporation on the Issue Date (other than any such modification as would be permitted under the Exchange Debentures Indenture without consent of the holders of Exchange Debentures) without the affirmative vote or consent of holders of at least a majority of the shares of Senior Preferred Stock then outstanding, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting; provided that modifications which would require the consent of the holders of 75% in aggregate principal amount of Exchange Debentures then outstanding or the consent of each holder of Exchange Debentures, as the case may be, pursuant to the Exchange Debentures Indenture shall require the affirmative vote or consent of the corresponding percentage or number of Holders of the Senior Preferred Stock then outstanding.

          (e) In exercising the voting rights set forth in this paragraph 10, each share of Senior Preferred Stock shall have one vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of Senior Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the Holders thereof shall not be required for the taking of any corporate action.

          11. Early Mandatory Redemption Events. It shall be an "EARLY MANDATORY REDEMPTION EVENT" if the Corporation shall at any time not act, or not cause EPI or its Subsidiaries to act, in accordance with the following provisions:

          (a) Activities by the Corporation. The Corporation shall not, directly or indirectly, (i) enter into or permit to exist any transaction or agreement (including without limitation any transaction or agreement with respect to any incurrence or assumption of Indebtedness, any purchase, sale, lease or exchange of any property or the rendering of any service or payment of any funds) between itself and any other Person (including any Affiliate), other than Permitted Parent Transactions, (ii) issue any Capital Stock other than the Senior Preferred Stock or any Eligible Junior Securities, or incur or assume any Indebtedness other than pursuant to Permitted Parent Transactions, (iii) engage in any business or conduct any activity (including the making of any Investment or payment) or transfer any of its assets, other than the ownership of the capital stock of EPI and the performance of Permitted Parent Transactions in accordance with the terms thereof, or (iv) consolidate or merge with or into any other Person. The Corporation shall preserve, renew and keep in full force and effect its corporate existence and any rights, privileges and franchises necessary or desirable in the conduct of its business, and shall comply in all material respects with all material applicable laws, ordinances, rules, regulations, and requirements of governmental authorities; provided that the Corporation may terminate any such right, privilege or franchise (other than its corporate existence) if the Board of Directors in good faith determines that such termination is in the best interests of the Corporation and not materially disadvantageous to the Holders of the Senior Preferred Stock. The foregoing shall in no event limit or restrict the ability of the Corporation to receive payments (including dividends and distributions) from EPI and its Subsidiaries.

          (b) Additional Indebtedness. The Corporation shall not permit EPI or any Restricted Subsidiary, directly or indirectly, to incur any Indebtedness (including without limitation Acquired Indebtedness); provided that (i) EPI and its Restricted Subsidiaries may incur Permitted Indebtedness and (ii) EPI may incur additional Indebtedness if, after giving effect thereto, EPI's Consolidated Interest Coverage Ratio on the date thereof would be at least 2.0 to 1, determined on a pro forma basis as if the incurrence of such additional Indebtedness, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate EPI's Consolidated Interest Coverage Ratio.

          (c) Issuance of Capital Stock of Restricted Subsidiaries. The Corporation shall not permit EPI or any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Corporation, EPI or a Wholly-Owned Restricted Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (iii) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than EPI or a Wholly-Owned Restricted Subsidiary. The proceeds of any sale of Capital Stock permitted hereunder and referred to in clauses (ii) and (iii) above will be treated as Net Available Proceeds and must be applied in a manner consistent with the provisions of paragraph 11(g).

          (d) Restricted Payments. The Corporation shall not, and shall not permit EPI or any Restricted Subsidiary, directly or indirectly, to make any Restricted Payment (except as permitted below) if at the time of such Restricted
Payment:

             (i) a Mandatory Redemption Event shall have occurred and be continuing or shall occur as a consequence thereof;

            (ii) the Adjusted Coverage Ratio Incurrence Condition would not be satisfied; or

           (iii) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments (except as expressly provided in the second following paragraph) made after the Issue Date, exceeds the sum of (A) 50% of Adjusted Consolidated Net Income (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Corporation's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Adjusted Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit) plus (B) the net cash proceeds from the issuance and sale (other than to a Subsidiary of the Corporation) after the Issue Date of (1) Eligible Junior Securities or (2) debt securities of the Corporation that have been converted into Eligible Junior Securities that is not held by a Subsidiary of the Corporation, plus (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment plus (D) the amount of Restricted Investment outstanding in an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary of EPI in accordance with the definition of "Unrestricted Subsidiary" below.


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

The foregoing provisions will not prohibit (1) the payment of any dividend by the Corporation, EPI or a Restricted Subsidiary within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions hereof; (2) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Corporation in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Corporation) of Eligible Junior Securities; (3) the defeasance, redemption, repurchase or other retirement of Subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent issue and sale of Eligible Junior Securities (other than such stock
(x) sold to a Subsidiary of the Corporation and (y) purchased with the proceeds of loans from the Corporation or any of its Subsidiaries); (4) the making of a Related Business Investment in joint ventures or Unrestricted Subsidiaries out of the proceeds of the substantially concurrent issue and sale of Eligible Junior Securities (other than such stock (x) sold to a Subsidiary of the Corporation and (y) purchased with the proceeds of loans from the Corporation or any of its Subsidiaries); (5) Specified Transaction Payments; (6) payments of up to $1,750,000 to Granaria Holdings or any of its Affiliates in the aggregate in any fiscal year pursuant to any Related Party Agreement entered into between Granaria Holdings or any of its Affiliates and EPI or its Subsidiaries to provide management and similar services to any such Person or to the Corporation; (7) payments by the Corporation to purchase, redeem, acquire, cancel or otherwise retire for value Capital Stock of the Corporation, or payments of dividends or distributions by the Corporation to its shareholders solely in amounts and at the times necessary to permit such shareholders to (or permit subsequent distributions to permit their respective shareholders to) purchase, redeem, acquire, cancel or otherwise retire for value Capital Stock of such shareholders, in each case held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), or a trust established for the benefit of any of the foregoing of the Corporation, EPI or its Subsidiaries, upon death, disability, retirement, severance or termination of employment or service or pursuant to any agreement under which such Capital Stock or related rights were issued; provided that the amount of such payments under this clause (7) after the Issue Date does not exceed in the aggregate $5,000,000; or (8) Restricted Investments the amount of which, together with the amount of all other Restricted Investments made pursuant to this clause (8) after the Issue Date, does not exceed $10,000,000; provided that, in the case of clause (8), no Mandatory Redemption Event shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

         Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payments referred to in clauses (2) through (6) thereof) shall be included once in calculating whether the conditions of clause
(iii) of the second preceding paragraph have been met with respect to any subsequent

Restricted Payments. For purposes of determining the occurrence of an Early Mandatory Redemption Event pursuant to this paragraph 11(d), in the event that transaction meets the criteria of more than one of the types of Restricted Payments described in the clauses of the immediately preceding paragraph or of the clauses of the definition of "Restricted Payment", the Corporation, in its sole discretion, shall classify such transaction and only be required to include the amount and type of such transaction in one of such clauses. If an issuance of Capital Stock of the Corporation is applied to make a Restricted Payment pursuant to clause (2), (3) or (4) above, then, in calculating whether the conditions of clause (iii) of the second preceding paragraph have been met with respect to any subsequent Restricted Payments, the proceeds of any such issuance shall be included under such clause (iii) only to the extent such proceeds are not applied as so described in this sentence.

         Not later than the date of making any Restricted Payment, the Corporation shall cause EPI to deliver to the Transfer Agent an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this paragraph 11(d) were computed, which calculations shall be based upon the Corporation's latest available financial statements.

          (e) Restrictions on Distributions from Restricted Subsidiaries. The Corporation shall not permit EPI or any Restricted Subsidiary to create or otherwise cause or suffer to exist or become effective, any consensual Payment Restriction with respect to any of its Restricted Subsidiaries, except for (a) any such Payment Restriction in effect on the Issue Date under the New Credit Agreement or the Notes Indenture or any similar Payment Restriction under any similar credit facility, or any amendment, restatement, renewal, replacement or refinancing of any of the foregoing; provided that such similar Payment Restrictions are not, taken as a whole, materially more restrictive than the Payment Restrictions in effect on the Issue Date under the New Credit Agreement or the Notes Indenture, as applicable; (b) any such Payment Restriction in effect on the Issue Date consisting of customary net worth or leverage tests in effect on the Issue Date under any credit facility of any Foreign Subsidiary, or any amendment, restatement, renewal, replacement or refinancing of any of the foregoing (including for purposes of this clause (b), any increase in the principal amount available thereunder) (a "REPLACEMENT FACILITY"); provided that such Payment Restrictions in any such Replacement Facility are not, taken as a whole, materially more restrictive than the Payment Restrictions in effect on the Issue Date under the facility amended, restated, renewed, replaced or refinanced; (c) any such Payment Restriction under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant hereto in effect at the time of such incurrence and not created in contemplation of such event; provided that such Payment Restriction is not extended to apply to any of the assets of the entities not previously subject thereto; (d) any such Payment Restriction arising in connection with Refinancing Indebtedness; provided that any such Payment Restrictions that arise under such Refinancing Indebtedness are not, taken as a whole, materially more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced; and (e) any such restriction by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business.

          (f) Transactions with Affiliates. The Corporation shall not permit EPI or any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction is on terms that are no less favorable to EPI or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by EPI or such Restricted Subsidiary with an unrelated Person and (ii) EPI delivers to the Transfer Agent
(A) with respect to any Affiliate Transaction (or series of related transactions) involving aggregate payments in excess of $1,000,000, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by a vote of a majority of the Independent Directors approving such Affiliate Transaction or, if at the time fewer than three Independent Directors are then in office, a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted unanimously by EPI's Board of Directors, and (B) with respect to any Affiliate Transaction (or series of related transactions) involving aggregate payments of $5,000,000 or more, the certificates described in the preceding clause (A) and an opinion as to the fairness to EPI or such Subsidiary from a financial point of view issued by an Independent Financial Advisor; provided, however, that the following shall not be deemed to be Affiliate Transactions: (i) transactions exclusively between or among (1) EPI and one or more Restricted Subsidiaries or (2) Restricted Subsidiaries; provided, in each case, that no Affiliate of EPI (other than another Restricted Subsidiary) owns Capital Stock of any such Restricted Subsidiary; (ii) transactions between the Corporation, EPI or any Restricted Subsidiary and any qualified employee stock ownership plan established for the benefit of EPI's and its Restricted Subsidiaries' employees, or the establishment or maintenance of any such plan; (iii) reasonable director, officer and employee compensation and other benefit, and indemnification arrangements approved by a majority of the Independent Directors on the Board of Directors; (iv) transactions permitted by paragraph 11(d); (v) the pledge of Capital Stock of Unrestricted

Subsidiaries to support the Indebtedness thereof; (vi) the entering into of any Tax Sharing Agreement, and any payment pursuant thereto; (vii) the payment on behalf of the Corporation of ministerial administrative and operating fees and expenses in the ordinary course to Persons other than Affiliates of the Corporation or EPI; provided that the aggregate amount thereof in any fiscal year of EPI does not exceed $750,000; (viii) arrangements with ABN AMRO Bank N.V. or any of its Affiliates or their respective successors (x) under the New Credit Agreement or the Notes or in connection with either of the foregoing, (y) in connection with the offering of the Notes or the Series A Senior Preferred Stock or (z) pursuant to other banking, financing or underwriting activity entered into in the ordinary course of business; (ix) transactions between EPI or any Restricted Subsidiary and any Affiliate of EPI or such Restricted Subsidiary that is a joint venture; provided that no direct or indirect holder of an equity interest in such joint venture (other than EPI or a Restricted Subsidiary) is an Affiliate of EPI or such Restricted Subsidiary; and (x) Specified Transaction Payments.

          (g) Asset Sales. (i) The Corporation shall not permit EPI or any Restricted Subsidiary to consummate any Asset Sale unless (A) EPI or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale (evidenced by the delivery by EPI to the Transfer Agent of an Officers' Certificate certifying that such Asset Sale complies with this clause (A)), (B) immediately before and immediately giving effect to such Asset Sale, no Mandatory Redemption Event shall have occurred and be continuing, and (C) at least 80% of the consideration received by EPI or such Restricted Subsidiary therefor is in the form of cash paid at the closing thereof. The amount (without duplication) of any (x) Indebtedness (other than indebtedness that is subordinated in right of payment to the Notes) of EPI or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which EPI or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, and (y) any Cash Equivalents, or other notes, securities or items of property received from such transferee that are promptly (but in any event within 15 days) converted by EPI or such Restricted Subsidiary to cash (to the extent of the cash actually so received), shall be deemed to be cash for purposes of clause (B) and, in the case of clause (x) above, shall also be deemed to constitute a repayment of, and a permanent reduction in, the amount of such Indebtedness for purposes of the following paragraph (ii). If at any time any non-cash consideration received by EPI or any Restricted Subsidiary of EPI, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with the provisions of this paragraph 11(g).

A transfer of assets by EPI to a Restricted Subsidiary or by a Restricted Subsidiary to EPI or to a Restricted Subsidiary shall not be deemed to be an Asset Sale and a transfer of assets that constitutes a Restricted Investment and that is permitted under paragraph 11(d) will not be deemed to be an Asset Sale.

           (ii) If EPI or any Restricted Subsidiary engages in an Asset Sale, the Corporation shall cause EPI or such Restricted Subsidiary, no later than 360 days after such Asset Sale (or such longer period of time as may be required to consummate any offer to repurchase any Indebtedness referred to in clause (x) below in accordance with the terms thereof, if such offer to repurchase is commenced not later than 30 days after the end of such 360 day period), to (x) apply all or any of the Net Available Proceeds therefrom to repay amounts outstanding under Indebtedness of EPI and its Restricted Subsidiaries; provided, in each case, that the related loan commitment (if any) of any Indebtedness constituting revolving credit debt is thereby permanently reduced by the amount of such Indebtedness so repaid and/or (y) invest all or any part of the Net Available Proceeds thereof in the purchase of fixed assets to be used by EPI and its Restricted Subsidiaries in a Related Business (together with any short-term assets incidental thereto), or the making of a Related Business Investment. The amount of such Net Available Proceeds not applied or invested as provided in this subparagraph will constitute "EXCESS PROCEEDS".

           (iii) When the aggregate amount of Excess Proceeds equals or exceed $5,000,000 (the "NET PROCEEDS OFFER TRIGGER"), the Corporation shall make an offer to purchase, from all Holders of the Senior Preferred Stock, to the extent the Corporation shall have funds legally available therefor, an aggregate Liquidation Preference of Senior Preferred Stock equal to the amount of such Excess Proceeds as follows:

                       (A) The Corporation shall make an offer to purchase (a
                  "NET PROCEEDS OFFER") from all Holders of the Preferred Stock in accordance with subparagraph (iv) the maximum Liquidation Preference (expressed as a multiple of the Liquidation Preference of one share of Senior Preferred Stock as of the Net Proceeds Purchase Date) of Senior Preferred Stock that may be purchased out of the amount (the "PAYMENT AMOUNT") of such Excess Proceeds and shall purchase, on a Business Day not more than 60 days nor less than 30 days after the occurrence of the Net Proceeds Offer Trigger (such purchase date being the "NET PROCEEDS PURCHASE DATE"), all the Senior Preferred Stock (subject to subclause (C) below) validly tendered, and not properly


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
                  withdrawn, pursuant to such Net Proceeds Offer for the Net Proceeds Offered Price.

                       (B) The offer price (the "NET PROCEEDS OFFERED PRICE")
                  for the Senior Preferred Stock shall be payable in cash in an amount equal to 100% of the Liquidation Preference of the Senior Preferred Stock, plus accrued and unpaid dividends, to the Net Proceeds Purchase Date (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Net Proceeds Purchase Date). To the extent that the aggregate Net Proceeds Offered Price of the Senior Preferred Stock tendered for purchase pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto (such shortfall constituting a "NET PROCEEDS DEFICIENCY"), the Corporation may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of paragraph 11(d).

                       (C) If the aggregate Offered Price of the Senior
                  Preferred Stock validly tendered for purchase and not withdrawn by Holders thereof exceeds the Payment Amount, the Senior Preferred Stock to be purchased shall be selected on a pro rata basis.

                       (D) Upon completion of such Net Proceeds Offer in
                  accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

                  The Corporation shall not enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation, the New Credit Agreement, the Notes or the Notes Indenture) on its ability to make a Net Proceeds Offer following any Asset Sale. Except as expressly provided in this Certificate, the election of directors pursuant to paragraph 10 is the sole remedy for the Corporation's failure to make or consummate a Net Proceeds Offer upon the occurrence of a Net Proceeds Offer Trigger. The Corporation will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Corporation is required to purchase Preferred Stock as described above.

         (iv) Within 30 days following any Net Proceeds Offer Trigger, the Corporation shall mail a notice to the Transfer Agent (who shall mail a copy of such notice to each Holder of Senior Preferred Stock) stating: (A) that a Net Proceeds Offer is being made pursuant to this paragraph (11)(g) and that, to the extent lawful, the amount of Senior Preferred Stock specified in such notice, if validly tendered and not properly withdrawn (subject to subclause (iii)(C) above), shall be purchased out of the Payment Amount; (B) the Payment Amount and a description of the transaction or transactions that resulted in such Payment Amount; (C) the number of shares of Senior Preferred Stock outstanding as of the date of such notice, the Net Proceeds Offered Price, the purchase price per share and the expiration date of the Net Proceeds Offer, which shall be a date no earlier than the date 20 Business Days following the commencement of the Net Proceeds Offer;
          (D) that any shares of Senior Preferred Stock not validly tendered (or validly tendered but not purchased) and any shares of Senior Preferred Stock properly withdrawn shall continue to accrue dividends in accordance with the terms of this Certificate of Designations; (E) that, unless the Corporation defaults in the payment of the Net Proceeds Offered Price, all shares of Senior Preferred Stock accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue dividends after the Net Proceeds Purchase Date, which shall be not later than five Business Days after the termination of the Net Proceeds Offer; and (F) a description of the procedures to be followed by each Holder in order to have its shares of Senior Preferred Stock validly tendered (including that the Holder is to surrender to the Corporation in the manner and at the place designated or places where certificates for shares of Senior Preferred Stock are to be surrendered) and a description of the procedures to be followed by such Holder in order to withdraw tendered shares.

                  On the Net Proceeds Purchase Date, (1) the Corporation shall, to the extent lawful, (w) accept for payment shares of Senior Preferred Stock validly tendered pursuant to the Net Proceeds Offer (subject to subclause (iii)(C) above), (x) deposit with the Transfer Agent an amount equal to the Net Proceeds Offered Price in respect of such shares of Senior Preferred Stock so tendered and accepted, (y) deliver or cause to be delivered to the Transfer Agent the Senior Preferred Stock so accepted together with an Officer's Certificate stating the total number of shares of Senior Preferred Stock being purchased by the Corporation, and (z) promptly mail to each Holder of shares of Senior Preferred Stock so accepted payment in an amount equal to the purchase price for such shares, (2) the Corporation shall arrange to have promptly authenticated and mailed (or cause to be transferred by book entry) to each Holder a new share certificate representing any unpurchased shares of the Senior Preferred Stock represented by the certificate tendered pursuant to the Net Proceeds Offer, if any, and (3) unless the Corporation defaults in the payment for the shares of Senior Preferred Stock tendered pursuant to the Net Proceeds Offer, dividends shall cease to accrue with respect to the shares of Senior Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Net Proceeds Purchase Date. The Corporation shall publicly announce the results of the Net Proceeds Offer on the Net Proceeds Purchase Date.

          (h) Mergers and Certain Other Transactions. The Corporation will not permit EPI, in a single transaction or a series of related transactions, to (i) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing EPI's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of EPI or EPI and its Subsidiaries (taken as a whole), or assign any of its obligations hereunder or under the Notes, to any Person or (ii) adopt a Plan of Liquidation unless, in either case: (a) the Person formed by or surviving such consolidation or merger (if other than EPI) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "SUCCESSOR"), is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia; (b) immediately prior to and immediately after giving effect to such transaction as set forth in paragraph (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Mandatory Redemption Event shall have occurred and be continuing; and (c) immediately after and giving effect to such transaction set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (1) the Consolidated Net Worth of the Corporation would be at least equal to the Consolidated Net Worth of the Corporation immediately prior to such transaction and (2) EPI or the Successor, as the case may be, could meet the Coverage Ratio Incurrence Condition. For purposes of this paragraph 11(h), any Indebtedness of the Successor which was not Indebtedness of EPI immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

          12. Business Day. If any payment, redemption, purchase or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption, purchase or exchange shall be made on the immediately succeeding Business Day.



          13. Conversion or Exchange. Holders of shares of Senior Preferred

Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation.

          14. Preemptive Rights. No shares of Senior Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

          15. Reissuance of Preferred Stock. Shares of Senior Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Senior Preferred Stock shall be reissued or sold as Senior Preferred Stock.

          16. Reports. Whether or not required by the rules and regulations of the Commission, so long as any shares of Senior Preferred Stock remain outstanding, the Corporation will file with the Commission, to the extent such filings are accepted by the Commission, and will furnish to the Holders of the Senior Preferred Stock, all quarterly and annual reports and other information, documents and reports that would be required to be filed with the Commission pursuant to Section 13 of the Exchange Act if the Corporation were required to file under such Section. In addition, the Corporation will make such information available to prospective purchasers of the Senior Preferred Stock, securities analysts and broker-dealers who request it in writing. For so long as any shares of Senior Preferred Stock remain outstanding, the Corporation shall furnish to the Holders and beneficial holders of the Senior Preferred Stock and to prospective purchasers of Senior Preferred Stock designated by the holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) and to broker dealers, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          17. Amendment, Supplement and Waiver. Except as set forth herein, this Certificate of Designations or the shares of Senior Preferred Stock may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for shares of Senior Preferred Stock) of the Holders of at least a majority of the aggregate Liquidation Preference of the Senior Preferred Stock then outstanding, and any existing Mandatory Redemption Event under, or compliance with any provision of, the

Certificate of Designations may be waived (other than any continuing Mandatory Redemption Event in the payment of the Liquidation Preference of, premium, if any, or dividends on the Senior Preferred Stock) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Senior Preferred Stock) of the Holders of a majority in aggregate Liquidation Preference of the Senior Preferred Stock then outstanding; provided that:

          (a) no such modification or amendment shall, without the consent of the Holders of 75% in aggregate Liquidation Preference of the Senior Preferred Stock then outstanding, (i) amend or modify the obligation of the Corporation under paragraph 9 or the definitions related thereto that could adversely affect the rights of any Holder of the Senior Preferred Stock or (ii) remove or impair the right of the Holders of Senior Preferred Stock to elect the number of members of the Board of Directors specified in paragraph 10; and

          (b) without the consent of each Holder affected, the Corporation and the Transfer Agent shall not: (i) extend the maturity of the Senior Preferred Stock; (ii) affect the terms of any scheduled payment of dividends on or Liquidation Preference of the Senior Preferred Stock (including without limitation any redemption provisions); (iii) take any action that would adversely affect the ranking of the Senior Preferred Stock; or (iv) reduce the percentage of Holders necessary to consent to an amendment, supplement or waiver to this Certificate of Designations.

         Without the consent of any Holder, the Corporation and the Transfer Agent may amend or supplement this Certificate of Designations or the Senior Preferred Stock to cure any ambiguity, defect or inconsistency, to provide for uncertificated shares of Senior Preferred Stock in addition to or in place of certificated shares of Senior Preferred Stock, to provide for the assumption of the Corporation's obligations to Holders in the case of a merger or acquisition, or to make any change that does not adversely affect the rights of any Holder.

           18. Form of Securities; Transfer Agent; Transfer and Exchange. The Senior Preferred Stock shall be in substantially the form attached as Exhibit A hereto and the transfer and exchange thereof shall be subject to the provisions contained therein. No transfer of shares of Senior Preferred Stock shall be effective until such transfer is registered on the books of the Company. The Corporation hereby appoints the Bank of New York as the initial Registrar and Transfer Agent for the purpose of any transfer or exchange of the Senior Preferred Stock. Without the consent of the Holders of at least a majority of the aggregate Liquidation Preference of the Senior Preferred Stock then outstanding, the Corporation and the Transfer Agent shall not amend or supplement the Transfer Agency Agreement in the form approved by the Corporation on the Issue Date, except that the Corporation and the Transfer Agent may amend or supplement the Transfer Agency Agreement to cure any ambiguity, defect or inconsistency, to provide for uncertificated shares of Senior Preferred Stock in addition to or in place of certificated shares of Senior Preferred Stock or to make any change that does not adversely affect the rights of any Holder of Senior Preferred Stock without the consent of any Holder.

          19. Certain Definitions. The following terms, as used herein, have the following meanings:

         "ACCRETION DATE" has the meaning set forth in paragraph 4(a).

         "ACCRETION RATE" has the meaning set forth in paragraph 4(a).

         "ACQUIRED INDEBTEDNESS" means (a) with respect to any Person that becomes a Restricted Subsidiary after the date of the Certificate of Designations, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (b) with respect to EPI or any of its Restricted Subsidiaries, any Indebtedness of a Person (other than EPI or a Restricted Subsidiary) existing at the time such Person is merged with or into EPI or a Restricted Subsidiary, or Indebtedness assumed by EPI or any of its Restricted Subsidiaries in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

         "ACQUISITION" means the acquisition of EPI by E-P Acquisition, Inc., a wholly-owned subsidiary of the Corporation.

         "ADJUSTED CONSOLIDATED INTEREST COVERAGE RATIO" means, with respect to any determination date, the Consolidated Interest Coverage Ratio determined with respect to such date in accordance with the terms thereof, but with the following adjustments: (i) all references therein to "Consolidated Interest Expense" shall be replaced with "Adjusted Consolidated Interest Expense" and
(ii) any Special Purpose Acquisition Subsidiary existing as of such date shall be deemed a Restricted Subsidiary for purposes of determining EBITDA, Consolidated Interest Expense and the Adjusted Consolidated Interest Coverage Ratio for the relevant Reference Period referred to therein.

           "ADJUSTED CONSOLIDATED INTEREST EXPENSE" means, for any period, (i) Consolidated Interest Expense for such period plus (ii) to the extent not otherwise included in determining Consolidated Interest Expense for such period, Preferred

Stock Expense for such period.

         "ADJUSTED CONSOLIDATED NET INCOME" means, for any period, (i) Consolidated Net Income for such period minus (ii) to the extent not otherwise deducted in determining Consolidated Net Income for such period, Preferred Stock Expense for such period.

         "ADJUSTED COVERAGE RATIO INCURRENCE CONDITION" would be met at any specified time only if EPI (or its Successor, as the case may be) would be able to incur $1.00 of additional Indebtedness at such specified time pursuant to the Consolidated Interest Coverage Ratio test set forth in paragraph 11(b) if such test were applied at such time using the Adjusted Consolidated Interest Coverage Ratio.

         "ADJUSTED LIQUIDATION PREFERENCE" as of any date of determination means the Liquidation Preference as of such date calculated before giving effect to any amounts attributable to Special Accretion.

         "AFFILIATE" of any Person means any Person (i) which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person, (ii) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock, or more than 20% of all classes of Capital Stock (other than preferred stock) in the aggregate, of the referent Person, (iii) of which 10% or more of the Voting Stock, or more than 20% of all classes of Capital Stock (other than preferred stock) in the aggregate, is beneficially owned or held, directly or indirectly, by the referent Person or (iv) with respect to an individual, any immediate family member of such Person. For purposes of this definition, control of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "AFFILIATE TRANSACTION" has the meaning set forth in paragraph 11(f).

         "APPLICABLE ACCRETION RATE" has the meaning set forth in paragraph
4(a).

           "ASSET SALE" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition to any Person other than EPI or any of its Restricted Subsidiaries (including, without limitation, by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "TRANSFER"), directly or indirectly, in one transaction or a series of related transactions, of (a) any Capital Stock of any Subsidiary or
(b) any other properties or assets of EPI or any of its Subsidiaries other than transfers of cash, Cash Equivalents, accounts receivable, inventory or other properties or assets in the ordinary course of business. For the purposes of this definition, the term

"ASSET SALE" shall not include any of the following: (i) any transfer of properties or assets (including Capital Stock) that is governed by, and made in accordance with, the provisions described under paragraph 11(h); (ii) any transfer of properties or assets to an Unrestricted Subsidiary, if permitted without causing an Early Mandatory Redemption Event under paragraph 11(d); (iii) sales of damaged, worn-out or obsolete equipment or assets that, in EPI's reasonable judgment, are either no longer used or useful in the business of EPI or its Subsidiaries; provided that the proceeds thereof are used to purchase replacement or similar assets for use in the business of EPI and its Subsidiaries; and (iv) any transfers that, but for this clause (iv), would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the properties or assets transferred in such transaction or any such series of related transactions does not exceed $500,000.

         "ATTRIBUTABLE INDEBTEDNESS," when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, property subject to such Sale and Leaseback Transaction and the present value (discounted at a rate equivalent to EPI's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

         "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended.

         "BANKRUPTCY LAW" means the Bankruptcy Code or any similar federal or state law for the relief of debtors.

         "BOARD OF DIRECTORS" of any Person means the board of directors of such Person. Unless otherwise specified, "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

         "BOARD RESOLUTION" means a duly adopted resolution of a Board of Directors.

           "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, the State of Ohio or at a place of payment are authorized by law, regulation or executive order to remain closed.


           "CAPITAL STOCK" of any Person means (i) any and all shares or other equity interests (including without limitation common stock, preferred stock and partnership interests) in such Person and (ii) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

         "CAPITALIZED LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "CASH EQUIVALENTS" means (i) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) U.S. dollar denominated time deposits and certificates of deposit of any financial institution (a) that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 or (b) whose short-term commercial paper rating or that of its parent company is at least A-1 or the equivalent thereof from S&P or P-1 or the equivalent thereof from Moody's (any such bank, an "APPROVED BANK"), in each case with a maturity of 360 days or less from the date of acquisition; (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing no more than 360 days from the date of acquisition; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(i) above entered into with any commercial bank meeting the specifications of clause (ii)(a) above; (v) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above; and (vi) time deposits and certificates of deposit of any commercial bank of recognized standing having capital and surplus in excess of the local currency equivalent of $100,000,000 incorporated in a country where EPI has one or more locally operating Foreign Subsidiaries, and that is, as of the Issue Date, providing banking services to EPI or any of its Foreign Subsidiaries.

         "CERTIFICATE OF INCORPORATION" has the meaning set forth in the introductory paragraph.

         "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the consummation of any transaction the result of which is (x) if such transaction


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
occurs prior to the first sale of Voting Stock of the Corporation or EPI pursuant to a registration statement under the Securities Act that results in at least 20% of the then outstanding Voting Stock of the Corporation or EPI having been sold to the public, that either (A) Control Group Members beneficially own, directly or indirectly, less than 51% of the Voting Stock of EPI or the Corporation (such percentage determined, for purposes of this definition, as a percentage of the total voting power of all Voting Stock of the relevant Person) or (B) any other Person or group (as such term is used in
Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of 51% of the Voting Stock of EPI or the Corporation (including in any event through direct or indirect beneficial ownership of Capital Stock of Control Group Members referred to in clause (ii) of the definition thereof) and (y) if such transaction occurs thereafter, that any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than Control Group Members), is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of 40% of the Voting Stock of EPI or the Corporation at any time at which Control Group Members do not beneficially own, directly or indirectly, at least 51% of the Voting Stock of EPI and the Corporation, (ii) EPI or the Corporation consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of EPI or the Corporation and their Subsidiaries, in either case taken as a whole, to any Person, or any Person consolidates with, or merges with or into, EPI or the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Stock of EPI or the Corporation, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of EPI or the Corporation, as the case may be, is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation and the beneficial owners of the Voting Stock of EPI or the Corporation, as the case may be, immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction, or (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of EPI or the Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of EPI or the Corporation, as the case may be, was approved by either (i) a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) a Control Group Member) cease for any reason (other than the election of directors by the Holders of Senior Preferred Stock pursuant to paragraph 10 above) to constitute a majority of the Board of Directors of EPI or the Corporation, as the case may be, then in office.



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

         "CHANGE OF CONTROL OFFER" has the meaning set forth in paragraph 9(a).

         "CHANGE OF CONTROL PURCHASE DATE" has the meaning set forth in paragraph 9(a).

         "CHANGE OF CONTROL PURCHASE PRICE" "has the same meaning set forth in paragraph 9(a).

         "COMMISSION" means the U.S. Securities and Exchange Commission.

         "COMMON STOCK" has the meaning set forth in paragraph 2.

         "CONSOLIDATED AMORTIZATION EXPENSE" for any period means the amortization expense of EPI and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income), determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED DEPRECIATION EXPENSE" for any period means the depreciation expense of EPI and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income), determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INCOME TAX EXPENSE" for any period means the provision for taxes based on income and profits of EPI and its Restricted Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income for such period.

           "CONSOLIDATED INTEREST COVERAGE RATIO" means, with respect to any determination date, the ratio of (a) EBITDA for the four full fiscal quarters immediately preceding the determination date (for any determination, the "REFERENCE PERIOD") to (b) Consolidated Interest Expense for such Reference Period. In making such computations, (i) EBITDA and Consolidated Interest Expense shall be calculated on a pro forma basis assuming that (A) the Indebtedness to be incurred or the Disqualified Capital Stock to be issued (and all other Indebtedness incurred or Disqualified Capital Stock issued after the first day of such Reference Period referred to in the Early Mandatory Redemption Event described under paragraph 11(b) through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness or Disqualified Capital Stock), including the refinancing of other Indebtedness, had been incurred on the first day of such Reference Period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by EPI or any Restricted Subsidiary of any properties or assets outside the ordinary course of business or any repayment of any principal amount of any Indebtedness of EPI or any Restricted Subsidiary prior to the stated maturity thereof, in either case since the first day of such Reference Period through and including the date of determination, had been consummated on such first day of such Reference Period; (ii) the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with the Early Mandatory Redemption Event described under paragraph 11(b) and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of EPI, a fixed or floating rate of interest, shall be computed by applying, at the option of EPI, either the fixed or floating rate; (iii) the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with the provisions set forth under paragraph 11(b) shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility; (iv) notwithstanding the foregoing clauses (ii) and (iii), interest on Indebtedness determined on a floating rate basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements; and (v) if after the first day of the applicable Reference Period and before the date of determination, EPI has permanently retired any Indebtedness out of the net proceeds of the issuance and sale of shares of Capital Stock (other than Disqualified Capital Stock) of EPI within 60 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

           "CONSOLIDATED INTEREST EXPENSE" for any period means the sum, without duplication, of the total interest expense of EPI and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without limitation (i) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness, (ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, (iii) the net costs associated with Hedging Obligations, (iv) amortization of other financing fees and expenses, (v) the interest portion of any deferred payment obligations,
(vi) amortization of debt discount or premium, if any, (vii) all other non-cash interest expense, (viii) capitalized interest, (ix) all cash dividend payments (and non-cash dividend payments in the case of a Restricted Subsidiary) on any series of preferred stock of EPI or any Restricted Subsidiary, (x) all interest payable with respect to discontinued operations, and (xi) all interest on any Indebtedness of any other Person guaranteed by EPI or any Restricted Subsidiary.

         "CONSOLIDATED NET INCOME" for any period means the net income (or loss) of EPI and its consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Corporation, EPI or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income has actually been received by the Corporation, EPI and its Restricted Subsidiaries in the form of cash dividends during such period; (ii) except to the extent includible in the consolidated net income of the Corporation pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with EPI or any Restricted Subsidiary or (b) the assets of such Person are acquired by EPI or any Restricted Subsidiary; (iii) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income (a) is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period or (b) would be subject to any taxes payable on such dividend or distribution; (iv) any gain (or, only in the case of a determination of Consolidated Net Income as used in EBITDA, any loss), together with any related provisions for taxes on any such gain (or, if applicable, the tax effects of such loss), realized during such period by EPI or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of EPI or any Restricted Subsidiary or (b) any Asset Sale by EPI or any of its Restricted Subsidiary, (v) any extraordinary gain (or, only in the case of a determination of Consolidated Net Income as used in EBITDA, any extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or, if applicable, the tax effects of such extraordinary loss), realized by the Corporation, EPI or any Restricted Subsidiary during such period; (vi) any non-cash loss during fiscal year 1998 reflecting the decrease in deferred tax assets resulting from the Acquisition and transactions consummated in connection therewith and (vii) in the case of a successor to EPI by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and provided, further, that (A) any gain referred to in clauses (iv) and
(v) above that relates to a Restricted Investment and which is received in cash by EPI or a Restricted

Subsidiary during such period shall be included in the consolidated net income of EPI, (B) to the extent deducted in determining consolidated net income for such period and not otherwise added back pursuant to the foregoing clauses of this definition, the amount of expenses in respect of Specified Transaction Payments attributable to such period shall be added back in determining Consolidated Net Income for such period, and (C) to the extent not otherwise deducted in determining such consolidated net income for any period, all payments made to the Corporation pursuant to any Tax Sharing Agreement or otherwise in respect of taxes for such period shall be deducted from the consolidated net income of EPI.

         "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date, less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the date of this Certificate of Designations in the book value of any asset owned by such Person or a Subsidiary of such Person.

         "CONTROL GROUP MEMBERS" means (i) the natural person or persons who are the ultimate beneficial owners of Granaria Holdings N.V. on the Issue Date, as disclosed under the "Security Ownership and Certain Beneficial Owners and Management of Parent" section of the Offering Memorandum and members of their immediate families and any spouse, parent or descendant of any such person, or a trust the beneficiaries of which include only any of the foregoing, and any corporation or other entity all of the Capital Stock of which (other than directors' qualifying shares) is owned by any of the foregoing or (ii) any corporation or other entity at least 51% of the Voting Stock of which is owned by any of the Persons referred to in clause (i).

         "CORPORATION" has the meaning set forth in the preamble.

         "COVERAGE RATIO INCURRENCE CONDITION" would be met at any specified time only if EPI (or its Successor, as the case may be) would be able to incur $1.00 of additional Indebtedness at such specified time pursuant to the Consolidated Interest Coverage Ratio test set forth in paragraph 11(b).

         "CUSTODIAN" means any custodian, receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "DIVIDEND PAYMENT DATE" has the meaning set forth in paragraph 3(a).

         "DIVIDEND PERIOD" has the meaning set forth in paragraph 3(a).

         "DISQUALIFIED CAPITAL STOCK" means any Capital Stock of such Person or any of its Subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or any of its Subsidiaries, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to March 1, 2008; provided, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that is not Disqualified Capital Stock, and that is not convertible, puttable or exchangeable for Disqualified Capital Stock or Indebtedness, shall not be deemed to be Disqualified Capital Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Capital Stock.

         "EARLY MANDATORY REDEMPTION EVENT" has the meaning set forth in paragraph 11.

         "EBITDA" for any period mean without duplication, the sum of the amounts for such period of (i) Consolidated Net Income plus (ii) in each case to the extent deducted in determining Consolidated Net Income for such period (and without duplication), (A) Consolidated Income Tax Expense, (B) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense), (C) Consolidated Depreciation Expense, (D) Consolidated Interest Expense and (E) all other non-cash items reducing the Consolidated Net Income (excluding any such non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP and minus (iii) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such Period.

         "ELIGIBLE JUNIOR SECURITIES" means (a) the Common Stock and (b) any preferred stock of the Corporation that (i) has a maturity date or mandatory redemption date not earlier than March 1, 2009, (ii) has no remedies for missed dividends other than accrual on a cumulative basis and appointment of not more than two directors to the Board of Directors, (iii) is not convertible, puttable or exchangeable into any other security of the Corporation other than Common Stock, (iv) is not, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, and upon the happening of any event or the passage of time would not be, required to be redeemed or repurchased by such Person or any of its Subsidiaries, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to March 1, 2009, and (v) constitutes Junior Securities.

         "EPI" means Eagle-Picher Industries, Inc., an Ohio corporation, and its successors.

         "EQUITY OFFERING" means an underwritten primary offering of Eligible Junior Securities of the Corporation pursuant to a registration statement filed with the Commission in accordance with the Securities Act, or pursuant to a private placement pursuant to an available exemption from registration and, in the case of any such private placement, a majority of such placement of which is sold to Persons that are not then and were not at the Issue Date Affiliates of Granaria Holdings.

         "EXCESS PROCEEDS" has the meaning set forth in paragraph 11(g).

         "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

         "EXCHANGE DATE" has the meaning set forth in paragraph 7(a).

         "EXCHANGE DEBENTURES" has the meaning set forth in paragraph 7(a).

         "EXCHANGE DEBENTURES INDENTURE" means the Indenture between the Corporation and the Exchange Debentures Trustee with respect to the Exchange Debentures in substantially the form described in the Offering Memorandum and as approved by the Corporation and on file with the Office of the Secretary of the Corporation on the Issue Date.

         "EXCHANGE DEBENTURES TRUSTEE" means the Bank of New York or such other institution as may be selected by the Corporation to act as trustee under the Exchange Debentures Indenture pursuant to the criteria set forth therein.

         "EXCHANGE NOTICE" has the meaning set forth in paragraph 7(c).

         "EXISTING INDEBTEDNESS" means all of the Indebtedness of EPI and its Subsidiaries that is outstanding on the Issue Date.

         "FAIR MARKET VALUE" of any asset or items means the fair market value of such asset or items as determined in good faith by the Board of Directors of EPI and evidenced by a Board Resolution.

         "FOREIGN SUBSIDIARY" means any Subsidiary of EPI that is not incorporated or organized in the United States or in any State thereof.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

         "GRANARIA HOLDINGS" means Granaria Holdings NV, a Dutch corporation, and its successors.

         "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "GUARANTORS" means each of the Subsidiary Guarantors and the Corporation, and "GUARANTOR" means any one of the foregoing.

         "HEDGING OBLIGATION" of any Person means the obligations of such Person pursuant to (i) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (ii) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (iii) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case, entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

         "HOLDER" means a holder of shares of Senior Preferred Stock.

         "IMMATERIAL SUBSIDIARY" means (i) any Subsidiary of EPI which does not own assets in excess of $50,000, (ii) any Name Holder Subsidiary, and (iii) EaglePicher Inc., a Virgin Islands foreign sales corporation.

         "INCUR" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (i) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (ii) neither the accrual of interest nor the accretion of accreted value shall be deemed to be an incurrence of Indebtedness.

         "INDEBTEDNESS" of any Person at any date means, without duplication:
(i)


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




 all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which payable is not overdue by more than 60 days according to the original terms of sale unless such payable is being contested in good faith; (v) the maximum fixed redemption or repurchase price of all Disqualified Capital Stock of such Person; (vi) all Capitalized Lease Obligations of such Person; (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (viii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of EPI or its Subsidiaries that is guaranteed by EPI or EPI's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of EPI and its Subsidiaries on a consolidated basis; (ix) all Attributable Indebtedness; and (x) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the lesser of (A) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (B) the amount of the Indebtedness secured. For purposes of the preceding sentence, the "maximum fixed redemption or repurchase price" of any Disqualified Capital Stock that does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased or redeemed on any date on which Indebtedness shall be required to be determined pursuant to the Certificate, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

         "INDEPENDENT DIRECTOR" means a director of EPI who has not and whose Affiliates have not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from EPI or any of its Affiliates, other than


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
customary directors fees for serving on the Board of Directors of EPI or any Affiliate and reimbursement of out-of-pocket expenses for attendance at EPI's or Affiliate's board and board committee meetings.

         "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Board of Directors of EPI, qualified to perform the task for which it has been engaged and disinterested and independent with respect to EPI and its Affiliates.

         "INVESTMENTS" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) or similar credit extensions constituting Indebtedness of such Person, and any guarantee of Indebtedness of any other Person, (ii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iii) all other items that would be classified as investments (including without limitation purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

         "ISSUE DATE" means the date the Series A Senior Preferred Stock is initially issued.

         "JUNIOR SECURITIES" means all equity securities of the Corporation which are not ranked senior to or on a parity with the Senior Preferred Stock in any respect (whether with respect to dividends or upon liquidation, winding-up, dissolution or otherwise).

         "JUNIOR SECURITIES DISTRIBUTION" has the meaning set forth in paragraph 3(e).

         "LIEN" means, with respect to any asset or property, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law, including without limitation any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

         "LIQUIDATION PREFERENCE" has the meaning set forth in paragraph 4(a).



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

         "MANDATORY REDEMPTION DEMAND" has the meaning set forth in paragraph 6(c).

         "MANDATORY REDEMPTION EVENT" means any of (i) a Matured Mandatory Redemption Event or (ii) any Early Mandatory Redemption Event or any other event, act or condition that is, or after notice or the passage of time or both would be, a Matured Mandatory Redemption Event.

         "MANDATORY REDEMPTION OBLIGATION" has the meaning set forth in paragraph 6(d).

         "MATURED MANDATORY REDEMPTION EVENT" has the meaning set forth in paragraph 6(b).

         "MOODY'S" means Moody's Investors Service, Inc., and its successors.

         "NAME HOLDER SUBSIDIARY" means any Subsidiary of EPI incorporated and existing solely for the purpose of reserving the corporate name of such Subsidiary and which does not conduct any business or hold any assets other than shares of another Name Holder Subsidiary.

         "NET AVAILABLE PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to EPI or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be paid to any Person (other than EPI or any Restricted Subsidiary) owning a beneficial interest in the properties or assets subject to the Asset Sale or having a Lien therein and (iv) appropriate amounts to be provided by EPI or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by EPI or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Transfer Agent; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

         "NET PROCEEDS DEFICIENCY" has the meaning set forth in paragraph 11(g).

         "NET PROCEEDS OFFER" has the meaning set forth in paragraph 11(g).

         "NET PROCEEDS OFFER TRIGGER" has the meaning set forth in paragraph 11(g).

         "NET PROCEEDS OFFERED PRICE" has the meaning set forth in paragraph 11(g).

         "NET PROCEEDS PURCHASE DATE" has the meaning set forth in paragraph 11(g).

         "NEW CREDIT AGREEMENT" means the Credit Agreement dated as of February 24, 1998 by and among ABN AMRO Bank N.V., as agent, the banks party thereto, EPI and the Guarantors, together with any additional guarantees by the Guarantors and security agreements, as any of the foregoing may be subsequently amended, restated, refinanced, or replaced from time to time, and shall include agreements in respect of Hedging Obligations designed to protect against fluctuations in interest rates and entered into with respect to loans thereunder.

         "NON-RECOURSE PURCHASE MONEY INDEBTEDNESS" means Indebtedness of EPI or any of its Subsidiaries incurred (a) to finance the purchase of any assets of EPI or any of its Subsidiaries within 90 days of such purchase, (b) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, (c) to the extent the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP, and (d) to the extent that such Indebtedness is non-recourse to EPI or any of its Subsidiaries or any of their respective assets other than the assets so purchased.

         "NEW SHARES" has the meaning set forth in paragraph 10(c).

         "NOTES" means the 9 3/8% Senior Subordinated Notes due 2008 of EPI, as they may be amended, restated, refinanced or replaced from time to time.

         "NOTES GUARANTEES" means, collectively, the guarantee of the payment obligations under the Notes by the Corporation and each Subsidiary Guarantor.

         "NOTES INDENTURE" means the Indenture dated as of February 24, 1998 among EPI, the Guarantors and the Notes Trustee.

         "NOTES TRUSTEE" means the Bank of New York, as trustee under the Notes Indenture.

         "OBLIGATION" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFERING MEMORANDUM" means the Offering Memorandum dated February 20, 1998 of the Corporation relating to the offering and sale of the Senior Preferred Stock.

         "OFFICER" means any of the following of the Corporation or EPI, as the context may require: the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the

Secretary.

         "OFFICERS' CERTIFICATE" means a certificate signed by any two Officers.

         "OPINION OF COUNSEL" means a written opinion signed by legal counsel who may be an employee of or counsel to the Corporation.

         "OUTSTANDING", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

         "PARITY SECURITIES" has the meaning set forth in paragraph 2.

         "PAYMENT AMOUNT" has the meaning set forth in paragraph 11(g).

         "PAYMENT RESTRICTION" with respect to a Subsidiary of any Person, means any encumbrance, restriction of limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary or such Person, (c) guarantee any Indebtedness of EPI or any Restricted Subsidiary or (d) transfer any of its properties or assets to such Person or any other Subsidiary of such Person (other than customary restrictions on transfers of property subject to a Lien permitted under this Certificate of Designations) or (ii) such Person or any other Subsidiary of such Person to receive or retain any such dividends, distributions or payments, loans or advances, guarantee, or transfer of properties or assets.

         "PERMITTED INDEBTEDNESS" means any of the following:

           (i) Indebtedness of EPI and any Subsidiary Guarantor under the New Credit Agreement in an aggregate principal amount at any time outstanding not to exceed (a) under the Senior Secured Term Loan

         Facility, $225,000,000, less the amount thereof that has been repaid under the Early Mandatory Redemption Event described under paragraph 11(g) and (b) under the Revolving Loan Facility the greater of (x) $175,000,000 and (y) the sum of 80% of the book value of the eligible accounts receivable and 50% of inventory of EPI and its Subsidiaries, calculated on a consolidated basis and in accordance with GAAP;

           (ii) Indebtedness under the Notes, the Note Guarantees and the Notes Indenture;

           (iii)  Existing Indebtedness;

           (iv) Indebtedness under Hedging Obligations; provided that (1) such Hedging Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by paragraph 11(b) above without comprising an Early Mandatory Redemption Event, and (2) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of such Indebtedness to which such Hedging Obligations relate;

           (v) Indebtedness of EPI to a Subsidiary Guarantor and Indebtedness of any Subsidiary Guarantor to EPI or any other Subsidiary Guarantor; provided, however, that upon either (1) the subsequent issuance (other than directors' qualifying shares), sale, transfer or other disposition of any Capital Stock or any other event which results in any such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or (2) the transfer or other disposition of any such Indebtedness (except to EPI or a Subsidiary Guarantor), the provisions of this clause (v) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of paragraph 11(b) at the time the Subsidiary Guarantor in question ceased to be a Subsidiary Guarantor or the time such transfer or other disposition occurred;

           (vi) Indebtedness in respect of bid, performance or surety bonds issued for the account of EPI in the ordinary course of business, including guarantees or obligations of EPI with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

           (vii) Indebtedness in respect of Non-Recourse Purchase Money Indebtedness incurred by EPI or any Restricted Subsidiary;

           (viii) Refinancing Indebtedness; and

           (ix) Indebtedness, in addition to Indebtedness incurred pursuant to the foregoing clauses of this definition, with an aggregate principal face or stated amount (as applicable) at any time outstanding for all such Indebtedness incurred pursuant to this clause not in excess of $35,000,000; provided, however, that (A) Indebtedness under letters of credit and performance bonds issued for the account of a Foreign Subsidiary pursuant to this clause to finance trade activities or otherwise in the ordinary course of business, and not to support borrowed money or the obtaining of advances or credit, may not exceed $10,000,000 in an aggregate stated or face amount for all such letters of credit and performance bonds and (B) the aggregate principal amount at any time outstanding for all other Indebtedness incurred by all Foreign Subsidiaries pursuant to this clause may not exceed $25,000,000.

           "PERMITTED PARENT TRANSACTIONS" means (i) the execution, delivery and performance by the Corporation of its obligations under, (x) any guarantees by the Corporation of Obligations of EPI and/or its Restricted Subsidiaries with respect to the New Credit Agreement and/or the Notes and the pledge of capital stock of EPI as collateral for its obligations under any such guarantee, and the guarantee by the Corporation of any other Indebtedness of EPI and/or its Restricted Subsidiaries which such Indebtedness is permitted to be incurred without causing a Mandatory Redemption Event, (y) any Tax Sharing Agreement and other transactions expressly permitted pursuant to clause (vi) or (vii) of the proviso in paragraph 11(f), (ii) the establishment of a wholly-owned Subsidiary (other than a Subsidiary of EPI) for use as a vehicle for the consummation of an acquisition where all or a substantial part of the consideration thereof is Eligible Junior Securities of the Corporation (a "SPECIAL PURPOSE ACQUISITION SUBSIDIARY"); provided that (A) any such Subsidiary shall become a direct or indirect Wholly-Owned Restricted Subsidiary of EPI within sixty days after the consummation of such acquisition and, at the time of such acquisition, could become a Wholly-Owned Restricted Subsidiary of EPI without causing a Mandatory Redemption Event to occur and (B) immediately after giving effect to such acquisition, no Mandatory Redemption Event shall have occurred and be continuing), (iii) any Investment in EPI, (iv) payments with respect to the Senior Preferred Stock and any Restricted Payment that is permitted by paragraph 11(d), (v) the performance of ministerial activities and payment of taxes and administrative fees necessary for compliance with the last sentence of paragraph 11(a), and (vi) the execution and delivery of the Exchange Debentures Indenture and the Exchange Debentures.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "PLAN OF LIQUIDATION" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

         "PREFERRED STOCK" has the meaning set first in the front recital.

         "PREFERRED STOCK EXPENSE" means, for any period, (i) the aggregate amount of all cash and non-cash dividend payments on the Senior Preferred Stock made with respect to such period plus (ii) the aggregate amount of increase in the aggregate Liquidation Preference of all Senior Preferred Stock during such period.

         "REFINANCING INDEBTEDNESS" means Indebtedness of EPI or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "REPAY"), or constituting an amendment, modification or supplement to or a deferral or renewal of (collectively, an "AMENDMENT"), any Indebtedness of EPI or any Restricted Subsidiary (the "REFINANCED INDEBTEDNESS") in a principal amount not in excess of the principal amount of the Refinanced Indebtedness (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that: (i) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness, (ii) if the Refinanced Indebtedness was subordinated to or pari passu with the Notes, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) the Notes, or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes at least to the same extent as the Refinanced Indebtedness; (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and (iv) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets (which may include after-acquired assets), that the Refinanced Indebtedness is secured.

         "REGISTRAR" means the registrar for the Senior Preferred Stock as designated by the Corporation from time to time, which shall initially be the Bank of New York.

         "REGISTRATION DEFAULT" means any of (a) the failure by the Corporation to file within 45 days, or cause to become effective within 90 days, of the Issue Date the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement), (b) the Shelf Registration Statement (as defined in the Registration Rights Agreement) shall not have been filed within 45 days, or declared effective within 90 days, of the date on which the Corporation shall have become obligated to file the Shelf Registration Statement, (c) the Corporation shall fail to consummate the Exchange Offer within 45 days after the date on which the Exchange Offer Registration Statement is declared effective by the Commission, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement shall have been declared effective but thereafter shall cease to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated February 24, 1998 among SBC Warburg Dillon Read Inc., ABN AMRO Incorporated and the Corporation with respect to the exchange offer to exchange the Series A Senior Preferred Stock for the Series B Senior Preferred Stock registered under the Securities Act.

         "RELATED BUSINESS" means any business in which EPI and its Subsidiaries operate on the Issue Date, or that is closely related to or complements the business of EPI and its Subsidiaries, as such business exists on the Issue Date.

         "RELATED BUSINESS INVESTMENT" means any Investment directly by EPI or its Subsidiaries in any Related Business.

         "RELATED PARTY AGREEMENT" means any management or advisory agreements or other arrangements with any Affiliate of EPI or with any other direct or indirect holder of more than 10% of any class of EPI's or the Corporation's capital stock (except, in any such case, the Corporation, EPI or any Restricted Subsidiary), but excluding in any event arrangements with ABN AMRO Bank N.V. and its Affiliates or their respective successors (i) under the New Credit Agreement or the Notes or in connection therewith, (ii) in connection with the offering of the Notes or the Series A Senior Preferred Stock or (iii) pursuant to other banking, financing or underwriting activity entered into in the ordinary course of business.

         "REPLACEMENT FACILITY" has the meaning set forth in paragraph 11(e).

         "RESTRICTED INVESTMENT" means any Investment by EPI or any Restricted Subsidiary (other than investments in Cash Equivalents) in any Person that is not EPI or a Restricted Subsidiary, including in any Unrestricted Subsidiary.

         "RESTRICTED PAYMENT" means with respect to any Person: (i) the declaration or payment of any dividend (other than a dividend declared and paid
(x) by EPI to the Corporation, (y) by a Wholly-Owned Restricted Subsidiary to holders of its Capital Stock, or (z) by a Subsidiary (other than a Wholly-Owned Restricted Subsidiary) to its shareholders on a pro rata basis, but only to the extent of the dividends actually received by the Corporation, EPI or a Restricted Subsidiary) or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock other than the Senior Preferred Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Capital Stock) of such Person shall not constitute a Restricted Payment); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of (A) the Capital Stock of the Corporation (other than the Senior Preferred Stock) or (B) the Capital Stock of EPI or any Restricted Subsidiary, or any other payment or distribution made in respect thereof, either directly or indirectly (other than a payment solely in Capital Stock that is not Disqualified Capital Stock, and excluding any such payment to the extent actually received by the Corporation, EPI or a Restricted Subsidiary); (iii) any Restricted Investment; or (iv) payments by the Corporation, EPI or its Restricted Subsidiaries in respect of any Related Party Agreement. Notwithstanding the foregoing, "RESTRICTED PAYMENT" shall in no event include any payment or declaration on or with respect to the Senior Preferred Stock, including without limitation any declaration or payment of dividends or distributions on, or payments with respect to the Liquidation Preference of, the Senior Preferred Stock, or purchases, redemptions, retirement for value or repurchases thereof.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of EPI other than an Unrestricted Subsidiary.

         "REVOLVING LOAN FACILITY" means the revolving loan facility provided under the New Credit Agreement.

         "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

         "SALE AND LEASEBACK TRANSACTIONS" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

         "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

         "SENIOR PREFERRED STOCK" has the meaning set forth in paragraph 1.

         "SENIOR SECURED TERM LOAN FACILITY" means the term loan facility providing for the senior secured term loans under the New Credit Agreement.

         "SERIES A SENIOR PREFERRED STOCK" has the meaning set forth in paragraph 1.

         "SERIES B SENIOR PREFERRED STOCK" has the meaning set forth in paragraph 1.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary of EPI that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, except all references to "10 percent" in such definition shall be changed to "2 percent".

         "SPECIAL ACCRETION" has the meaning set forth in paragraph 4(b).

         "SPECIAL ACCRETION AMOUNT" as of any date of determination means an amount equal to the Liquidation Preference as of such date minus the Adjusted Liquidation Preference as of such date.

         "SPECIAL PURPOSE ACQUISITION SUBSIDIARY" has the meaning specified in the definition of "Permitted Parent Transactions".

         "SPECIFIED TRANSACTION PAYMENTS" means the following payments made to or for the benefit of present or future officers and employees of EPI and its Affiliates, or to Granaria Holdings and its Affiliates, in each case in connection with the Acquisition and on terms (including without limitation the amount thereof) substantially as described in the Offering Memorandum, but only to the extent that the aggregate amount thereof does not exceed $43,200,000 for all periods from and after the Issue Date: (i) payments to finance or refinance the purchase by such officers and employees (or a trust for their benefit) of capital stock of the Corporation or its parent company, the grant or vesting of any award of such capital stock and the payment by such officers and employees of income taxes in respect thereof, (ii) stay put and other incentive bonuses,
(iii) severance payments and (iv) transaction fees paid to Granaria Holdings.

         "SUBSIDIARY" of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of Voting Stock is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Voting Stock of such entity entitling the holder thereof to vote or otherwise participate in the selection of the governing body, partners, managers or others that control the management and policies of such entity. Unless otherwise specified, "SUBSIDIARY" means a Subsidiary of EPI.

         "SUBSIDIARY GUARANTOR" means each domestic Restricted Subsidiary of EPI other than an Immaterial Subsidiary and each other Person who is required to become (or whom EPI otherwise causes to become) a Subsidiary Guarantor by the terms of the Notes Indenture.

         "SUCCESSOR" has the meaning set forth in paragraph 11(h).

         "TAX SHARING AGREEMENT" means any tax sharing agreement or arrangement entered or to be entered into by the Corporation, EPI and its Subsidiaries, providing for payments by or to the Corporation, EPI and its Subsidiaries that, in each case, are not in excess of the tax liabilities that would have been payable by such Person on a stand-alone basis.

         "TRANSFER AGENT" means the transfer agent for the Senior Preferred Stock as designated by the Corporation from time to time, which shall initially be the Bank of New York.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

         "TRUST OFFICER" when used with respect to the Transfer Agent means the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Transfer Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of EPI in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of EPI may designate any Restricted Subsidiary to be an Unrestricted Subsidiary, and any such designation shall be deemed to be a Restricted Investment at the time of and immediately upon such designation by EPI and its Restricted Subsidiaries in the amount of the Consolidated Net Worth of such designated Subsidiary and its consolidated Subsidiaries at such time; provided that such designation shall be permitted only if (A) EPI and its Restricted Subsidiaries would be able to make the Restricted Investment deemed made pursuant to such designation at such time, (B) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (x) is Guaranteed by EPI or any Restricted Subsidiary, (y) is recourse to EPI or any Restricted Subsidiary or (z) subjects any property or asset of EPI or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof and (C) no default or event of default with respect to any Indebtedness of such Subsidiary would permit any holder of any Indebtedness of EPI or any Restricted Subsidiary to declare such Indebtedness of EPI or any restricted Subsidiary due and payable prior to its maturity. The Board of Directors of EPI may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, and any such designation shall be deemed to be an incurrence by EPI and its Subsidiaries of the Indebtedness (if any) of such Subsidiary so designated for purposes of paragraph 11(b) as of the date of such designation; provided that such designation shall be permitted only if immediately after giving effect to such designation and the incurrence of any such additional Indebtedness deemed to have been incurred thereby (x) EPI would meet the Coverage Ratio Incurrence Condition and (y) no Mandatory Redemption Event shall be continuing. Any such designation by the Board of Directors described in the two preceding sentences shall be evidenced to the Transfer Agent by the filing with the Transfer Agent of a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and setting forth the underlying calculations of such certificate.

         "VOTING RIGHTS EVENT" has the meaning set forth in paragraph 10(b).

         "VOTING STOCK" with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

         "WEIGHTED AVERAGE LIFE TO MATURITY", when applied to any Indebtedness at any date, means the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

         "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary of which 100% of the Capital Stock (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by EPI or through one or more Wholly-Owned Restricted Subsidiaries.

          20. General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.


          (b) Each holder of Senior Preferred Stock or Exchange Debentures, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption and repurchase of, such securities by the Corporation are subject to restrictions on the Corporation contained in certain credit and financing agreements of the Corporation or its subsidiaries.

         IN WITNESS WHEREOF, Eagle-Picher Holdings, Inc. has caused this Certificate of Designations to be signed and attested by the undersigned this 23rd day of February, 1998.

                                            EAGLE-PICHER HOLDINGS, INC.



                                            By: /s/ Joel P. Wyler
                                                _______________________________
                                                Name: Joel P. Wyler
                                                Title: Chairman and President


ATTEST:



/s/ Peter J. Ph. Kortenhorst
_______________________________________
Name:    Peter J. Ph. Kortenhorst
Title:   Vice President, Secretary and Treasurer

                                    EXHIBIT A
                                       TO
                           CERTIFICATE OF DESIGNATIONS

[The following legend shall appear on the face of each Certificate representing Series A Senior Preferred Stock until the expiration of the time period referred to in Rule 144(k) (as then in effect) under the Securities Act from the Issue Date, or Eagle-Picher Holdings, Inc. and the Holder of such shares otherwise agree:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (1) BY ITS ACQUISITION HEREOF REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (X) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHER WISE TRANSFERRED ONLY (i)
(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED

STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (X) ABOVE.]

[The following legend shall appear on the face of each Certificate representing shares of Senior Preferred Stock held in global form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH HEREIN.]




                                       2








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                11 3/4% [SERIES A/SERIES B] CUMULATIVE REDEEMABLE
                          EXCHANGEABLE PREFERRED STOCK
                                ($.01 PAR VALUE)

                                                            CUSIP NO. 269799201


          NUMBER                                                    SHARES

---------------------------                           --------------------------



                           EAGLE-PICHER HOLDINGS, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

         This is to certify that ___________________ is the owner of _______________ fully paid and non-assessable shares of 11 3/4% [Series A/Series B] Cumulative Redeemable Exchangeable Preferred Stock, par value $.01 per share, of Eagle-Picher Holdings, Inc. (the "Company") transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

         IN WITNESS WHEREOF, the Company has caused this certificate to be executed by the signature of the duly authorized officer of the Company.

Dated:

EAGLE-PICHER HOLDINGS, INC.

By:

     ------------------------------------------------

     Name:
     Title:


                                       3








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                            [Reverse of Certificate]

                           EAGLE-PICHER HOLDINGS, INC.

         Eagle-Picher Holdings, Inc. (the "Company") will furnish, without charge to each stockholder who so requests, a copy of the number of shares constituting each series or class and the voting powers, designations, preferences and relative participating, optional or other special rights of each class of stock of the Company or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights applicable to each class of stock of the Company or series thereof. Such information may be obtained by a request in writing to the Secretary of the Company at its principal place of business.

         This certificate and the share or shares represented hereby are issued and shall be held subject to all of the provisions of the Company's Certificate of Incorporation and the Certificate of Designations with respect to the securites represented hereby, each as amended, to all of which the holder, by acceptance hereof, assents.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common                         UNIF GIFT MIN ACT - ___________Custodian___________
TEN ENT -  as tenants by the entireties                                      (Cust)                (Minor)
JT TEN  -  as joint tenants with right of survivorship                      under Uniform Gifts to Minors
           and not as tenants in common                                     Act________________________
                                                                                     (State)

   Additional abbreviations may also be used though not in the above list.

                               -------------------------
   For value received, _______________________________ hereby sell, assign and transfer unto

 PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

------------------------------------------------------- ------------------------

------------------------------------------------------- ------------------------
    PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

----------------------------------------------------------------------------

------------------------------------------------------------------------- shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

 Dated:--------------------------------------------------


                                     ----------------------------------
                                     Signature

                                     NOTICE: The signature to this assignment
                                             must correspond with the name as
                                             written upon the face of this
                                             certificate in every particular,
                                             without alteration or enlargement
                                             or any change whatever.

Signature Guaranteed:

--------------------------------------------------
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



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